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                                                                   EXHIBIT 99(D)

                                     PROXY

                        GREEN TREE FINANCIAL CORPORATION
                              1100 LANDMARK TOWERS
                        SAINT PAUL, MINNESOTA 55102-1639

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     Lawrence M. Coss and Joel H. Gottesman, or either of them, are hereby appointed attorneys and proxies of the undersigned, each with the power of substitution, to attend, vote and act for the undersigned at the Special Meeting of stockholders of Green Tree Financial Corporation ("Green Tree") to be held on June 30, 1998 in Saint Paul, Minnesota, and at any adjournment or adjournments thereof, in connection therewith to vote all of the shares of Common Stock of Green Tree which the undersigned would be entitled to vote as follows:


     1. A proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 6, 1998, among Conseco, Inc., an Indiana corporation ("Conseco"), Marble Acquisition Corp., a Delaware corporation wholly owned by Conseco ("Merger Sub"), and Green Tree, pursuant to which, among other things, Merger Sub will be merged with and into Green Tree (the "Merger"), such that Green Tree will become a wholly owned subsidiary of Conseco, and each issued and outstanding share of Common Stock of Green Tree will be converted into 0.9165 of a share of Common Stock of Conseco.

            [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

     2. Such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     If this proxy is duly executed and returned, this proxy will be voted, and will be voted in accordance with the instructions specified above. If no instruction is specified, the proxy will be voted FOR Item 1.

     The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to such Common Stock, and hereby ratifies and confirms all action that said attorneys and proxies, their substitutes, or either of them, may lawfully take by virtue thereof.

                                          Dated: ________________ , 1998

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                                          Signature(s) of Stockholder

                                          This proxy should be signed exactly as
                                          your name appears thereon. Joint
                                          owners should both sign. If signed by
                                          an attorney, executor, guardian or in
                                          some other capacity or as officer of a
                                          corporation, please add title as such.

                   PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                    AND RETURN IT IN THE ENCLOSED ENVELOPE.